Exhibit 10.19

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”), dated as of October 30, 2014 (the “Agreement Date”), is by and among Social Reality, Inc., a Delaware corporation (the “Buyer”), Richard Steel (the “Seller”), and Wells Fargo Bank, National Association, a national banking association, as escrow agent (the “Escrow Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement (as defined below).

RECITALS

A.

The Buyer, the Seller and Steel Media, a California corporation (the “Company”), are parties to that certain Stock Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Purchase Agreement”).

B.

The Purchase Agreement provides that the Buyer shall deposit with the Escrow Agent at Closing an amount of Two Million Dollars ($2,000,000) (the “Escrow Amount”), which is intended to serve as recourse for Losses for which the Buyer (or any Buyer Indemnified Party) is entitled to make a claim for indemnification under Article VII of the Purchase Agreement.

C.

The Buyer has entered into a Financing Agreement, dated as of the date hereof, with lenders party thereto and Victory Park Management, LLC (“Victory Park”), as administrative agent and collateral agent for the lenders, pursuant to which, among other things, the lenders have agreed, subject to the terms and conditions set forth in such Financing Agreement, to make certain loans and financial accommodations to the Buyer, the Company and other borrowers thereunder.

D.

The Escrow Amount shall be held and disbursed by the Escrow Agent in accordance with the terms and conditions set forth in this Escrow Agreement.

E.

The basis for claims for any indemnification shall be governed by the Purchase Agreement, which, as between the Buyer and the Seller, shall be controlling for all purposes of this Escrow Agreement to the extent inconsistent with any provisions hereof.

AGREEMENT

In consideration of the mutual covenants of the parties hereto set forth in this Escrow Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Agent.  The Buyer and the Seller hereby appoint and designate the Escrow Agent as escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to accept, hold and disburse the Escrow Fund (as defined below) in accordance with the terms hereof.  All references to the “Escrow Agent,” as that term is used herein, shall refer to the Escrow Agent solely in its capacity as such, and not in any other capacity whatsoever, whether as individual, agent, fiduciary, trustee or otherwise. The Escrow Agent shall have no obligation to assure or participate in the enforcement or performance of the Purchase Agreement, whether or not the Escrow Agent shall have knowledge or notice of the terms thereof, or any acts or omissions relating thereto.

2.

Deposit of Escrow Amount.  Pursuant to the terms of the Purchase Agreement, on the date hereof, the Buyer hereby deposits with the Escrow Agent, by wire transfer of immediately available funds, and the Escrow Agent hereby acknowledges receipt of, the Escrow Amount, which shall be held and disbursed by the Escrow Agent as set forth herein.  The term “Escrow Fund” as used herein refers to the Escrow Amount plus all earnings thereon from the investment thereof in accordance with the terms of this Escrow Agreement, less amounts paid out of the Escrow Fund hereunder.  Subject to the provisions of Section 3, the Escrow Fund shall be deposited by the Escrow Agent in a segregated account designated by the Escrow Agent solely for the purposes of this Escrow Agreement (the “Escrow Account”) at the Escrow Agent and shall be maintained in such Escrow Account until the distribution of the Escrow Fund in accordance with the terms hereof.  The Buyer’s and the Seller’s wire transfer instructions are as set forth on Exhibit A attached hereto.

3.

Investment of Escrow Fund.  Until the termination of this Escrow Agreement in accordance with its terms, the Escrow Agent shall, at any time, and from time to time, invest and reinvest the Escrow Fund: (i) in the investments set forth on Schedule I (collectively, the “Permitted Investments”) as directed in writing by the Seller in its sole discretion, including, without limitation, a written direction to sell, liquidate, or dispose of specific Permitted Investments to generate cash for disbursement purposes; or (ii) in such other investment or investments as may be directed by a joint writing executed by the Buyer and the Seller; provided that the Escrow Agent shall have no responsibility to evaluate or monitor the investment grade status of any investments, and further provided that the Escrow Agent will not be required to invest in investments that the Escrow Agent reasonably determines are not consistent with the Escrow Agent’s policies or practices. In the event no written instructions are received from the Seller, the Escrow Agent shall invest the Escrow Fund in the Wells Fargo Bank Money Market Deposit Account (the “MMDA”).  Amounts on deposit in the MMDA are insured up to a total of $250,000 per depositor, per insured bank (including principal and accrued interest) by the Federal Deposit Insurance Corporation (FDIC), subject to the applicable rules and regulations of the FDIC.  The parties understand that deposits in the MMDA are not secured.  The Escrow Agent shall have no authority to invest the Escrow Fund in any other obligations or investments except as provided in this Section 3.

(a)

The parties hereto recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Account or the purchase, sale, retention or other disposition of any Permitted Investment.

(b)

Interest and other earnings on Permitted Investments shall be added to the Escrow Account and will be part of the Escrow Fund.  Any loss or expense incurred as a result of an investment will be borne by the Escrow Account.

(c)

All investments, including, without limitation, Permitted Investments, shall be made in the name of the Escrow Agent.  The Escrow Agent is hereby authorized to execute purchases and sales of Permitted Investments through the facilities of its own trading or capital markets operations or those of any affiliated entity.  The Escrow Agent shall have no duty to supervise, monitor, inspect, inquire of, act upon or value the investments in which it is directed to invest.  The Escrow Agent shall have no duty to vote or otherwise respond to any corporate actions related to any Permitted Investment absent written direction from the Seller.

(d)

The Escrow Agent shall (i) send statements to the Seller and the Buyer on a monthly basis reflecting activity and assets in the Escrow Account (including a list of all investments, and for each Permitted Investment, the position name and CUSIP number, cost and fair market value, in each case, as of the last day of the applicable month, and detail for each Permitted Investment transaction during the month, including acquisition, sale or maturity date, number of securities purchased, sold or matured) with respect to the Escrow Fund for the preceding month (each, a “Monthly Statement”) no later than ten (10) Business Days after the last day of such preceding month.  Although each of the parties hereto recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, the parties hereto hereby agree that confirmations of Permitted Investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered. No statement need be rendered for the Escrow Account if no activity occurred for such month.

(e)

The parties hereto acknowledge and agree that the delivery of the Escrow Fund is subject to the sale and final settlement of Permitted Investments.  Proceeds of a sale of Permitted Investments will be delivered on the Business Day on which the appropriate instructions are delivered to the Escrow Agent if received prior to the deadline for same day sale of such Permitted Investments. If such instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding Business Day.

(f)

If any Monthly Statement reflects a decrease in the aggregate value of the Escrow Fund from the aggregate value reported in the previous Monthly Statement other than as a result of a distribution pursuant to this Escrow Agreement (the aggregate amount of such decrease, the “Shortfall”), then the Seller shall promptly, but in no event later than three (3) Business Days after receipt of the applicable Monthly Statement, deposit additional funds with Escrow Agent to replenish the Escrow Fund in the amount of the Shortfall.  The Seller shall deliver such payment by wire transfer of immediately available funds and shall provide to the Escrow Agent and the Buyer advance written notice identifying (i) date of payment, (ii) exact dollar amount of wire, and (iii) name of sending bank.  The Escrow Agent shall have no duty or obligation to enforce or pursue the collection of such funds and shall only be responsible for funds actually received by it.

4.

Tax Matters.

(a)

Reporting of Income.  The Buyer and the Seller agree that, for Tax reporting purposes, all Taxable interest on or other income, if any, attributable to the Escrow Fund shall be allocable to the Seller.  All income earned from the cash and investments of the Escrow Funds held in the Escrow Accounts shall be taxable to the Seller and shall be reportable by the Escrow Agent to the IRS or any other taxing authority, on IRS Form 1099, 1042S or other applicable tax form, whether or not such income has been distributed during such year.   The Escrow Agent shall have no responsibility for the preparation and/or filing of any tax or information return with respect to any transactions, whether or not related to this Agreement that occurs outside the Escrow Fund.

(b)

Tax Distributions.  For so long as the Escrow Fund remains held pursuant to this Escrow Agreement, the Escrow Agent shall distribute to the Seller out of the Escrow Fund, no later than ten (10) days following the end of each calendar quarter (or, with respect to any partial calendar year ending on the Escrow Fund Distribution Date or on any subsequent date on which a distribution is made pursuant to Section 5, prior to any distribution on such date), an amount equal to the product of (x) 45% and (ii) the amount of income earned from the Escrow Account during such calendar quarter (or, with respect to any partial calendar year ending on the Escrow Fund Distribution Date or any subsequent date on which a distribution is made pursuant to Section 5, in the portion of such quarter ending on such date).

(c)

Taxes on Distributions.  The Escrow Agent shall be entitled to deduct and withhold from any amount otherwise payable to any Person pursuant to this Escrow Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Code, or any applicable provision of state, local or foreign Tax law.  To the extent that amounts are so deducted or withheld and paid over to the appropriate Governmental Authority by the Escrow Agent, such amounts shall be treated for all purposes of this Escrow Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.  At the Closing, the Buyer and the Seller shall provide the Escrow Agent with IRS Forms W-9 or W-8 as applicable.

5.

Presentation and Payment of Indemnity Claims.

(a)

At any time prior to the Escrow Fund Distribution Date (as defined herein), if the Buyer (or a Buyer Indemnified Party) has incurred Losses for which it is entitled to make a claim for indemnification under the Purchase Agreement, the Buyer shall deliver to the Escrow Agent and the Seller a written notice of the Buyer (each such claim, a “Demand”) stating that the Buyer (or a Buyer Indemnified Party) has paid or incurred (or is reasonably likely to pay or incur) Losses and is entitled to indemnification under the Purchase Agreement, describing the Losses, the amount thereof, and the method of computation of such Losses, in each case, to the extent that the amount of Losses is reasonably ascertainable, specifying the applicable section(s) of the Purchase Agreement pursuant to which the Buyer is claiming it is entitled to indemnification (each, a “Claim”).

(b)

The Seller may reply to any Demand made under Section 5(a) hereof by written notice given to the Buyer with a copy to the Escrow Agent, which notice shall state whether the Seller agrees or disagrees that the Claim asserted by the Buyer is a valid claim pursuant to the Purchase Agreement and agrees or disagrees with respect to the amount of the Claim or that the Buyer has provided insufficient information with respect to a Claim (a “Dispute Notice”). If, within ten (10) Business Days after the date of receipt by the Seller (the “Claim Response Period”) and the Escrow Agent of the Demand from the Buyer, and the Escrow Agent and the Buyer have not received a Dispute Notice from the Seller that asserts that a dispute exists, or insufficient information has been provided, with respect to such Claim, then the Seller shall be deemed to have agreed with such Claim, the Escrow Agent shall pay to the Buyer from the Escrow Amount the amount of the Claim, and the Escrow Amount shall be reduced to the extent thereof.  If, within the applicable Claim Response Period, the Seller has provided a Dispute Notice in which the Seller acknowledges that a portion of the Claim is a valid Claim and agrees with the amount attributable to such portion of the Claim, the Escrow Agent shall disburse to the Buyer solely the amount so agreed to by the Seller from the Escrow Amount.

(c)

If a Dispute Notice is given by the Seller in accordance with Section 5(b) hereof, then the amount of the Claim less the amount (if any) acknowledged in the Dispute Notice by the Seller as due to the Buyer and disbursed to the Buyer, shall be treated as a disputed claim (the “Disputed Claim”), and the amount of such Disputed Claim shall be held by the Escrow Agent as an undivided portion of the Escrow Amount (which amount shall continue to be available to satisfy other Claims) until the earlier to occur of (i) the Escrow Agent’s receipt of a joint direction executed by the Seller and the Buyer with respect to such Disputed Claim (a “Joint Written Instruction”) or (ii) the Escrow Agent’s receipt of a final judgment, order or decree of a court or other judicial body of competent jurisdiction that decided the Disputed Claim, together with a certificate of the presenting party to the effect that such judgment is final and from a court of competent jurisdiction, upon which certificate the Escrow Agent shall be entitled to conclusively rely without further investigation (a “Final Judgment”).  The aggregate of all Disputed Claims and all Claims with respect to which the deadline for delivery of a Dispute Notice has not passed is sometimes referred to herein as the “Reserve.”  Upon Escrow Agent’s receipt of either a Joint Written Instruction or a Final Judgment with respect to any Disputed Claim, (i) if such Joint Written Instruction or a Final Judgment sets forth any amounts that are to be paid in favor of the Buyer (or other Buyer Indemnified Party), the Escrow Agent shall within three (3) Business Days of the date of such receipt disburse such amount to the Buyer and (ii) (A) if the Escrow Fund Distribution Date has not yet occurred, then the Escrow Agent shall reduce the amount of the Reserve to an amount equal to the aggregate of all then-existing Disputed Claims and all Claims with respect to which the deadline for delivery of a Dispute Notice has not passed, or (B) if the Escrow Fund Distribution Date has occurred, then the Escrow Agent shall within three (3) Business Days after the date of such receipt disburse to the Seller (or as directed in writing by the Seller) an amount equal to the excess, if any, of the amount of such Disputed Claim over the amount, if any, paid in favor of the Buyer, but only to the extent that the Reserve as of such date (after giving effect to such disbursement) is equal to the aggregate of all then-existing Disputed Claims and all Claims with respect to which the deadline for delivery of a Dispute Notice has not passed.

6.

Distributions and Payments.

(a)

For so long as the Escrow Fund remains held pursuant to this Escrow Agreement, the Escrow Agent shall make the distributions described in Section 4(b).

(b)

On October 30, 2017 (the “Escrow Fund Distribution Date”), the Escrow Agent shall disburse to the Seller (or as directed in writing by the Seller) all remaining funds in the Escrow Fund then held by the Escrow Agent less the aggregate amount of the Reserve as of the Escrow Fund Distribution Date.  Amounts remaining in the Escrow Fund after the Escrow Fund Distribution Date shall be distributed in accordance with Sections 4(b) and 5(c) hereof.

(c)

Other than pursuant to the terms expressly set forth herein, the Escrow Agent shall make distributions from the Escrow Fund to the Buyer and/or the Seller only as shall be specified in a Joint Written Instruction delivered to the Escrow Agent.  Notwithstanding anything herein to the contrary, any payment or other distribution by the Escrow Agent from the Escrow Fund pursuant to this Escrow Agreement, to the Buyer or the Seller shall be made to such party’s account, and in accordance with such party’s wire transfer instructions, set forth on Exhibit A attached hereto or such other account and wire transfer instructions authorized by such party by delivering not less than two (2) Business Days advance written notice to the Escrow Agent.

(d)

Any distribution required to be made by the Escrow Agent under this Escrow Agreement shall be made by the Escrow Agent promptly upon liquidation of any investment required for such distribution.

7.

Rights, Obligations and Indemnification of the Escrow Agent.

(a)

In performing any of its duties under this Escrow Agreement, or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall not be liable to anyone for any damages, losses, or expenses that such party may incur as a result of the Escrow Agent so acting or failing to act; provided that the Escrow Agent shall be liable for damages arising out of its own gross negligence or willful misconduct. Accordingly, the Escrow Agent shall not incur any such liability with respect to: (i) any action taken or omitted to be taken in good faith and without gross negligence or willful misconduct; or (ii) any action taken or omitted to be taken in reliance (including reliance not only as to a document’s due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein) upon any document, including any written notice, request or instruction provided for in this Escrow Agreement, that the Escrow Agent shall in good faith and with exercise of due care believe to be genuine without inquiry and without requiring substantiating evidence of any kind, to have been signed or presented by a proper Person or Persons and to conform with the provisions of this Escrow Agreement.  Concurrent with the execution of this Escrow Agreement, the Buyer and the Seller shall deliver to the Escrow Agent Exhibits C-1 and C-2, which contain an authorized signer designation in Part A thereof.  The Escrow Agent shall have no liability for loss arising from any cause beyond its control, including, but not limited to, the following: (x) the act, failure or neglect of any agent or correspondent selected by the Seller or the Buyer for the remittance of funds; (y) any delay, error, omission or default of any communication by any Person other than the Escrow Agent; or (z) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

(b)

The Seller, on the one hand, and the Buyer, on the other hand, each hereby agrees to indemnify and hold the Escrow Agent and its parent, affiliates, directors, officers, agents and employees (collectively, the “Escrow Agent Indemnitees”) harmless from and against one-half (½) of any and all claims, liabilities, losses, damages, fines, penalties and expenses, including out-of-pocket, incidental expenses and reasonable legal fees and expenses (“Escrow Agent Losses”) that may be imposed on, incurred by, or asserted against, the Escrow Agent Indemnitees or any of them in connection with or arising out of (i) the Escrow Agent’s performance under this Escrow Agreement (including any action taken by the Escrow Agent in accordance with Section 7(h)), or (ii) for following any instruction or other direction upon which the Escrow Agent is authorized to rely pursuant to the terms of this Escrow Agreement; provided that the Escrow Agent has not acted with gross negligence or willful misconduct. The provisions of this Section 7(b) shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent for any reason.

(c)

The Escrow Agent shall have only those duties as are specifically provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the parties to this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, including, but not limited to, the Purchase Agreement. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Escrow Agreement or any other agreement.  IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (ii) SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

(d)

If any part of the Escrow Fund is at any time attached, garnished or levied upon under any court order, or if the payment or transfer of any such funds shall be stayed or enjoined by any court order, or any order, judgment or decree shall be made or entered by any court affecting such funds or any portion thereof, then in any of such events, the Escrow Agent (i) shall provide the Seller and the Buyer with prompt written notice of any such events; and (ii) is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel is binding upon it.  If the Escrow Agent complies with the preceding sentence and any such order, writ, judgment or decree, it shall not be liable to the parties hereto or any other Person by reason of such compliance, even though such order, writ, judgment or decree may subsequently be reversed, modified, annulled, set aside or vacated.

(e)

Except as specifically provided in Section 3 of this Escrow Agreement, the Escrow Agent shall have no responsibility for the investment of any funds held hereunder, except as a result of the Escrow Agent’s own gross negligence or willful misconduct. The Escrow Agent shall not be liable to any party hereto and hereby disclaims any responsibility for any losses or penalties incurred with respect to any such investments.

(f)

Subject to the terms hereof, the Escrow Agent may resign without obtaining the order of any court, by giving written notice to the Seller and the Buyer of the Escrow Agent’s intent to resign and, upon the taking of all the actions as described in this Section 7(f) by the Escrow Agent, the Escrow Agent shall have no further responsibilities hereunder to the parties hereto or to any other Person in connection with this Escrow Agreement.  Similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) calendar days’ prior joint written notice to the Escrow Agent by the Seller and the Buyer.  Such resignation or removal shall be effective upon the appointment by the Seller and the Buyer of a successor agent.  Any such successor agent shall be appointed (which appointment shall be made without delay) by a written instrument, mutually satisfactory to, and executed by, the parties hereto and the successor agent, and the Escrow Agent shall execute an assignment by the Escrow Agent of the Escrow Account to the successor agent. Any successor agent appointed under the provisions of this Escrow Agreement shall have all of the same rights, powers, privileges, immunities and authority with respect to the matters contemplated herein as are granted herein to the original Escrow Agent and thereafter such successor escrow agent shall be the Escrow Agent hereunder. If the parties hereto have failed to appoint a successor prior to the expiration of thirty (30) days following receipt of the notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief.  Any such resulting appointment shall be binding upon all of the parties hereto and thereafter such successor escrow agent shall be the Escrow Agent hereunder.

(g)

It is not the intention of the parties hereto to create, nor shall this Escrow Agreement be construed as creating, a partnership or association, or to render the parties hereto liable as partners.

(h)

Notwithstanding any provision herein to the contrary, in the event (i) of any disagreement or controversy arising under this Escrow Agreement, (ii) conflicting demands or notices are made upon the Escrow Agent arising out of or relating to this Escrow Agreement, or (iii) the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall have the right, at its election, to withhold and stop all further proceedings in, and performance of, this Escrow Agreement and all instructions received hereunder and file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring all parties involved to interplead and litigate in such court their claims and rights among themselves and with the Escrow Agent. Should any suit or legal proceeding be instituted arising out of or related to this Escrow Agreement, whether such suit be initiated by the Escrow Agent or others, the Escrow Agent shall have the right, at its option, to stop all further proceedings under and performance of this Escrow Agreement and of all instructions received hereunder until all differences shall have been rectified and all doubts resolved by agreement or until the rights of all parties shall have been fully adjudicated.

(i)

The Escrow Agent shall have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees.

(j)

The Escrow Agent shall have the right, but not the obligation, to consult with counsel of its choice and shall not be liable for any action taken or omitted to be taken by the Escrow Agent either in accordance with the advice of such counsel or in accordance with any opinion of counsel addressed and delivered to the Escrow Agent.

(k)

The parties hereto shall provide to the Escrow Agent such information as the Escrow Agent may reasonably require to permit the Escrow Agent to comply with its obligations under the federal USA PATRIOT Act (Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001).  The Escrow Agent shall not credit any amount of interest or investment proceeds earned on the Escrow Fund, or make any payment of all or a portion of the Escrow Fund, to any person unless and until such person has provided to the Escrow Agent such documents as the Escrow Agent may reasonably require to permit the Escrow Agent to comply with its obligations under the federal USA PATRIOT Act.

8.

Fees.  The Seller, on the one hand, and the Buyer, on the other hand, shall each be liable for one-half (½) of the fees and expenses of the Escrow Agent as described in Exhibit B attached hereto for so long as any portion of the Escrow Fund is held by the Escrow Agent hereunder.  The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Fund with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interest of any other persons or entities and is hereby granted the right to set-off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from amounts on deposit in the Escrow Fund.

9.

Notices and Instructions.  Any notices, account statements, consents or other communication required to be sent or given hereunder by any of the parties hereto shall in every case be in writing and be sent or given to each party referenced below, and shall be deemed properly served if (a) delivered personally, (b) delivered by a recognized overnight courier service, or (c) sent by facsimile transmission with a confirmation copy sent by overnight courier, in each case, to the parties at the addresses and facsimile numbers as set forth on Schedule II or at such other addresses and facsimile numbers as may be furnished in writing in accordance with this Section 9.  Date of service of such notice shall be (x) the date such notice is personally delivered, (y) one (1) Business Day after the date of delivery to the overnight courier if sent by overnight courier or (z) the next succeeding Business Day after transmission by facsimile.  The Escrow Agent shall be entitled to rely on such original or amended schedule until it is provided with a new schedule.  .

10.

Entire Agreement.  This Escrow Agreement (and among the parties hereto other than the Escrow Agent, the Purchase Agreement) sets forth the entire understanding of the parties hereto, and supersedes and preempts all prior oral or written understandings and agreements with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party hereto in connection with the negotiation of the terms hereof.

11.

Governing Law.  THIS ESCROW AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO HEREUNDER SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS RULES OF CONFLICTS OF LAW.

12.

Consent to Jurisdiction; Forum Selection; Waiver of Jury Trial.

(a)

THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS ESCROW AGREEMENT SHALL BE TRIED AND LITIGATED EXCLUSIVELY IN THE FEDERAL COURTS LOCATED IN WILMINGTON, DELAWARE.  THE AFOREMENTIONED CHOICE OF VENUE IS INTENDED BY THE PARTIES TO BE MANDATORY AND NOT PERMISSIVE IN NATURE, THEREBY PRECLUDING THE POSSIBILITY OF LITIGATION BETWEEN THE PARTIES HERETO WITH RESPECT TO OR ARISING OUT OF THIS ESCROW AGREEMENT IN ANY JURISDICTION OTHER THAN THOSE SPECIFIED IN THIS SECTION 12. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON-CONVENIENS OR SIMILAR DOCTRINE OR TO OBJECT TO VENUE WITH RESPECT TO ANY PROCEEDING BROUGHT IN ACCORDANCE WITH THIS SECTION 12, AND STIPULATES THAT THE FEDERAL COURTS LOCATED IN WILMINGTON,

DELAWARE SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY DISPUTE, CONTROVERSY OR PROCEEDING ARISING OUT OF OR RELATED TO THIS ESCROW AGREEMENT.  EACH PARTY HERETO HEREBY AUTHORIZES AND ACCEPTS SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST IT AS CONTEMPLATED BY THIS SECTION 12 BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO ITS ADDRESS FOR THE GIVING OF NOTICES AS SET FORTH IN THIS ESCROW AGREEMENT, OR IN THE MANNER SET FORTH IN SECTION 9 OF THIS ESCROW AGREEMENT FOR THE GIVING OF NOTICE. ANY FINAL JUDGMENT RENDERED AGAINST A PARTY HERETO IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AS TO THE SUBJECT OF SUCH FINAL JUDGMENT AND MAY BE ENFORCED IN OTHER JURISDICTIONS IN ANY MANNER PROVIDED BY LAW.

(b)

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION IN ANY LEGAL PROCEEDING ARISING OUT OF THIS ESCROW AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO.  THE PARTIES HERETO EACH AGREE THAT ANY AND ALL SUCH CLAIMS AND CAUSES OF ACTION SHALL BE TRIED BY THE COURT WITHOUT A JURY.  EACH OF THE PARTIES HERETO FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LEGAL PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.

13.

Severability.  The unenforceability or invalidity of any provision of this Escrow Agreement shall not affect the enforceability or validity of any other provision.

14.

Amendment and Waiver.  This Escrow Agreement may be amended, or any provision of this Escrow Agreement may be waived; provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by such party.  The waiver by any provision of this Escrow Agreement shall not operate or be construed as a waiver of any other breach.

15.

Headings.  The subject headings of Sections of this Escrow Agreement are included for purposes of convenience of reference only and shall not affect the construction or interpretation of any of its provisions.

16.

Successors and Assigns.  All covenants and agreements contained in this Escrow Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided herein, this Escrow Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto; provided, that the Buyer may, without prior consent, assign its rights, but not its obligations, under this Escrow Agreement to Victory Park (or any successor thereto); and provided further, that upon prior written notice to each of the Escrow Agent and the Seller, the Buyer may, without prior written consent of any other party hereto, (i) designate one or more of its Affiliates to perform its obligations hereunder, (ii) assign this Escrow Agreement in connection with any merger, sale of substantially all of its or any of its Affiliate’s assets, or sale of all of its or any of its Affiliate’s outstanding equity interests; and/or (iii) assign its rights, but not its obligations, under this Escrow Agreement to Victory Park, or any successor thereto (in any or all of which cases described in subclause (i), (ii) or (iii), the Buyer shall nonetheless remain responsible for the performance of all of its obligations hereunder).

17.

Successor Escrow Agent by Merger.  Notwithstanding anything contained herein to the contrary, any entity into which the Escrow Agent may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Escrow Agent shall be a party, or any entity to which the Escrow Agent may sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor Escrow Agent hereunder without the execution or filing of any paper or any further act on the part of the parties hereto.

18.

Recitals; Not an Amendment.  The Recitals set forth above are hereby incorporated herein by reference.  This Escrow Agreement is not intended to amend or supersede any provision of the Purchase Agreement.

19.

Counterparts.  This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other.

20.

Delivery.  This Escrow Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including transmission in portable document format by electronic mail), shall be treated in all manner and respects and for all purposes as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them to all other parties hereto.  No party hereto shall raise the use of a facsimile machine or other electronic transmission to deliver a signature, or the fact that any signature was transmitted or communicated through the use of a facsimile machine or other electronic transmission, as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

21.

Termination.  This Escrow Agreement shall terminate upon final disbursement of the Escrow Fund in accordance with the terms hereof.

22.

Assignment of Interests.  No assignment of the interest of any of the parties hereto shall be binding upon the Escrow Agent unless and until written notice of such assignment shall be filed with and acknowledged by the Escrow Agent.

23.

Force Majeure.  The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstance.

24.

Security Procedure for Funds Transfer.

The Escrow Agent shall confirm each funds transfer instruction received in the name of a party by means of the security procedure selected by such party and communicated to the Escrow Agent in the form of Exhibit C-1 and C-2 attached hereto, which upon receipt by the Escrow Agent shall become a part of this Escrow Agreement.  Once delivered to the Escrow Agent, Exhibit C-1 and C-2 may be revised or rescinded only by a writing signed by an authorized representative of the party.  Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent reasonable opportunity to act on it.  If a revised Exhibit C-1 or C-2 or a rescission of an existing Exhibit C-1 or C-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to a party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the party under this Escrow Agreement.  The parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by such party may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

25.

Third Party Beneficiaries.  This Escrow Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and nothing in this Escrow Agreement, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Escrow Agreement, and no such other Person (other than as provided in the immediately preceding sentence) shall be deemed to be a third party beneficiary under or by reason of this Escrow Agreement.

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

BUYER:
SOCIAL REALITY, INC.

By:	/s/ Christopher Miglino
Name:	Christopher Miglino
Title:	Chief Executive Officer

SELLER:

/s/ Richard Steel
Name: Richard Steel

ESCROW AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ESCROW AGENT

By:	/s/ Timothy P. Martin
Name:	Timothy P. Martin
Title:	Vice President